UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Agreement

The information set forth in Item 2.01 is incorporated herein by reference in its entirety.

Credit Agreement

On September 29, 2011, Asure Software, Inc. (the “Company”) entered into a Credit Agreement with JPMorgan Chase Bank N.A. (“Bank”), providing for a $500,000 line of credit (the “Credit Agreement”). The outstanding principal balance under the line of credit which consists of acquisition financing will convert into a term loan with monthly payments to be based on a two year fully amortizing basis. The term loan will bear interest at a rate of 1.5% above the CB Floating Rate.  The CB Floating rate is defined as the Bank’s prime rate, as announced from time to time, provided that the CB Floating Rate may not be less than the adjusted one month LIBOR rate. The aggregate principal amount of advances outstanding at any one time under the line of credit may not exceed 80% of eligible trade accounts and accounts receivable or the maximum principal amount then available, whichever is less.

The Company’s obligations to the Bank are guaranteed by ADI Software, LLC, a wholly owned subsidiary of the Company, and secured by all of the assets of the Company and its subsidiaries.

The Credit Agreement contains customary affirmative and negative covenants, including but not limited to limitations with respect to debt, liens, sale of equity interests, mergers and acquisitions, sale of assets, and loans or advances to and investments in others. The Company is also required to maintain total cash and marketable securities of not less than $300,000, beginning on December 31, 2011; a debt service coverage ratio of not less than 1.2 to 1.0 for each period of four consecutive fiscal quarters; and EBITDA of not less than $100,000 for each fiscal quarter.

Events of default under the Credit Agreement include, among others, (i) the failure to pay when due the obligations owing to the Bank, (ii) the failure to perform covenants set forth in the Credit Agreement (as described above), (iii) any materially incorrect or misleading representation, warranty or certificate to the Bank, (iv) any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank, (v) certain cross defaults and cross accelerations, (vi) the failure to perform under the guaranty, (vii) the occurrence of certain bankruptcy or insolvency events, (viii) judgments against the Company or its subsidiaries, and (ix) certain material adverse changes. In some cases, the events of default are subject to customary notice and grace period provisions.

On September 30, 2011, the Company borrowed $500,000 under the line of credit to fund the cash portion of the purchase price paid in the acquisition described in Item 2.01 below.

Securities Purchase Agreements
15% Subordinated Notes

On September 30, 2011, the Company entered into a Securities Purchase Agreement  (the “15% Note Purchase Agreement”) relating to the sale of $1,700,000 aggregate principal amount of the Company’s 15% subordinated notes (“15% Notes”) in a private placement to accredited investors. The 15% Note will pay interest on each of March 31, June 30, September 30 and December 31, beginning on December 31, 2011, at a rate of 15% per year. The 15% Notes will mature on September 30, 2014. The 15% Notes are secured by all of the assets of the Company and are subordinated to the Company’s obligations to the Bank.

Patrick Goepel, the Company’s Chief Executive Officer purchased $500,000 of the 15% Notes.  Pinnacle Fund, LLLP purchased $300,000 of the 15% Notes.  David Sandberg, the Company’s Chairman, is the controlling member of Red Oak Partners, LLC, which owns 50% of Pinnacle Partners, LLC, which is the general partner of the Pinnacle Fund, LLLP.  Red Oak Partners, LLC is also the manager of the Pinnacle Fund, LLLP.

9% Subordinated Convertible Notes

On September 30, 2011, the Company entered into a Securities Purchase Agreement  (the “9% Note Purchase Agreement”) relating to the sale of $1,500,000 aggregate principal amount of the Company’s 9% subordinated convertible notes (“9% Notes”) in a private placement to accredited investors. The 9% Notes will pay interest on each of March 31, June 30, September 30 and December 31, beginning on December 31, 2011, at a rate of 9% per year. The 9% Note will mature on September 30, 2014. The 9% Note is secured by all of the assets of the Company and is subordinated to the Company’s obligations to the Bank and the 15% Notes.

Beginning 12 months from the date of issuance, the holder may convert the 9% Notes into shares of the Company’s common stock at a conversion price of $5.00 per share.  The conversion price will be adjusted for certain events, such as stock dividends and stock splits. Additionally, if the Company subsequently issues common stock at a price below the then current conversion price, the conversion price will be reset to the greater of $3.27 per share (the closing price of the Company’s Common Stock on September 30, 2011) or such lower price. In the event that a holder of a 9% Note elects to convert the 9% Note into equity, and the Company determines that such conversion would jeopardize the Company’s tax benefits under Section 382 of the Internal Revenue Code, the Company may elect to prepay any or all of such 9% Notes prior to conversion, subject to certain limitations at a purchase price equal to the product of the number of shares into which the 9% Note is convertible and the volume weighted average closing price during the 20 day trading period beginning on the 10th day before the conversion notice is received by the Company multiplied by the Premium Rate.  The Premium Rate is 1.1 if a holder notifies the Company of an intention to convert their 9% Note into equity prior to the date that is 90 days before the maturity date and 1.5 if such notification is made within 90 days of the maturity date.

The 9% Note Purchase Agreement provides that, if the Company issues common stock below $3.25 per share, each holder of the 9% Notes outstanding at that time will have the right to purchase its pro rata portion of such stock issuance.

Mr. Goepel, the Company’s Chief Executive Officer, purchased $200,000 of the 9% Notes. Red Oak Fund, LP purchased $600,000 of the 9% Notes. Mr. Sandberg, the Company’s Chairman, is the controlling member of Red Oak Partner s, LLC, which manages the Red Oak Fund.

The 15% Notes and 9% Notes are referred to collectively as the “Subordinated Notes.”

Registration Rights Agreement

In connection with the 9% Note Purchase Agreement, on September 30, 2011, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investors purchasing the 9% Notes. Under the Registration Rights Agreement, the Company has agreed, within 9 months (or 15 months if a certain trading volume condition is met) following the closing of the purchase and sale of the 9% Notes (“Closing Date”), to file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of the shares issuable upon conversion of the 9% Notes. The Company agreed to use its best efforts to have the registration statement declared effective by the SEC no later than 12 months (or 18 months if a certain trading volume condition is met) following the Closing Date.  If the Company fails to satisfy the filing deadline or the effectiveness deadline, the interest rate on the 9% Notes will be increased to 12% per year and the Company will pay to each holder an amount of cash equal to 0.5% of the amount paid for such holder’s 9% Note on (i) the date of the filing failure and on every 30th day thereafter until the filing failure is cured and (ii) the date of the effectiveness failure and on every 30th day thereafter until the effectiveness failure is cured.

The Registration Rights Agreement also provides for piggyback registration rights and includes other customary provisions relating to, among others, cutback priorities, suspension periods and indemnification.

Security and Intercreditor Agreement

Pursuant to a Security and Intercreditor Agreement dated as of September 29, 2011 (the “Intercreditor Agreement”), the Company granted a subordinated security interest in all of the assets of the Company to the investors purchasing the Subordinated Notes. The Intercreditor Agreement sets forth the respective rights and priorities of the holders of the 15% Notes and the 9% Notes.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Effective as of October 1, 2011, the Company, through ADI Software, LLC, a wholly owned subsidiary of the Company (“Purchaser”), purchased substantially all of the assets and assumed certain liabilities of ADI Time, LLC (“Seller”) relating to its time and attendance software and management services business, pursuant to an Asset Purchase Agreement (“APA”) by and among the Company, Purchaser and Seller. The APA contains certain customary representations, warranties, indemnities and covenants of the Company, Purchaser and Seller.

The purchase price for the assets consisted of $6,000,000 in cash and a promissory note of the Purchaser (“Purchaser Note”) in the aggregate principal amount of $1,095,392. The Purchaser Note bears interest at an annual rate of 0.16%, will mature on October 1, 2014, and is guaranteed by the Company. The Purchaser may offset any indemnification payments owed by the Seller under the APA against up to $1 million under the Purchaser Note. The cash portion of the purchase price was funded with the Company’s cash on hand and proceeds from the Credit Agreement and the Subordinated Notes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Credit Agreement” and “Securities Purchase Agreements” in Item 1.01 is incorporated herein by reference in its entirety.

Item 3.02.  Unregistered Sales of Equity Securities.

The information concerning the 9% Subordinated Convertible Notes set forth under “Securities Purchase Agreements” in Item 1.01 is incorporated herein by reference in its entirety.

The issuance and sale of the 9% Notes are exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 8.01.  Other Events.

On October 3, 2011, the Company issued a press release announcing the acquisition.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference in its entirety.

Item 9.01.  Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

(b)  Pro forma financial information.

Any financial statements and pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 calendar days from the date that this Current Report on Form 8-K must be filed with the Securities and Exchange Commission.

(d)  Exhibits

99.1           Press Release dated October 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: October 5, 2011                                                                By           /s/ Patrick Goepel
Patrick Goepel
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 3, 2011.